UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2002

DDi Corp.
DDi Capital Corp.
(Exact name of registrant as specified in charter)

Delaware	000-30241	06-1576013
California	333-41187	33-0780382
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Numbers)	Identification Nos.)

1220 Simon Circle, Anaheim, CA	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (714) 688-7200

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On September 6, 2002, Moody’s Investors Services announced ratings downgrades with respect to DDi Corp., Dynamic Details, Incorporated and DDi Capital Corp. Specifically, Moody’s

(i)  lowered to B3 from B1 its rating on Dynamic Details, Inc.’s $24 million senior secured tranche A term loan, due 2004;

(ii)  lowered to B3 from B1 its rating on Dynamic Details, Inc.’s $49 million senior secured tranche B term loan, due 2005;

(iii)  lowered to B3 from B1 its rating on Dynamic Details, Inc.’s $50 million senior secured revolving credit facility, due 2004, of which no amounts have been drawn;

(iv)  lowered to Caa3 from Caa1 its rating on DDi Corp.’s $100 million 6-1/4% convertible subordinated notes, due 2007;

(v)  lowered to Caa3 from Caa1 its rating on DDi Corp.’s $100 million 5-1/4% convertible subordinated notes, due 2008;

(vi)  lowered its rating to Caa3 from Caa1 for DDi Capital Corp.’s $16 million (maturity value) 12.5% senior discount notes, due 2007, originally issued by Details Holdings Corp.;

(vii)  lowered its senior implied rating lowered to B3 from B1; and

(viii)  lowered its senior unsecured issuer rating lowered to Caa3 from Caa1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

By:	/s/ JOSEPH P. GISCH
Joseph P. Gisch Chief Financial Officer, Secretary and Treasurer

Date:  September 9, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Capital Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CAPITAL CORP.

By:	/s/ JOSEPH P. GISCH
Joseph P. Gisch Chief Financial Officer, Vice President and Treasurer

Date:  September 9, 2002

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